                                   EXHIBIT 99
                                   ----------




Winton Financial
     Corporation


FOR IMMEDIATE RELEASE
---------------------

                                OCTOBER 15, 2003



WINTON FINANCIAL CORPORATION

                             REPORTS RECORD EARNINGS
                  FOR THE FISCAL YEAR ENDED SEPTEMBER 30, 2003,
                    OF $5.7 MILLION, UP 13.6% FROM PRIOR YEAR


CINCINNATI, OHIO--WINTON FINANCIAL CORPORATION (AMEX: WFI), the parent of Winton Savings and Loan Co., reported record net earnings for the fiscal year ended September 30, 2003, of $5.7 million or $1.23 per diluted share, a $683,000 or 13.6% increase compared to fiscal 2002 net earnings of $5.0 million or $1.10 per diluted share.

The increase in fiscal 2003 net earnings was primarily attributable to the following pre-tax items:

     o    Net interest income increased $736,000 or 5.1%.

     o    Mortgage banking revenue increased $972,000 or 42.1%.

     o    Provision for losses on loans declined by $655,000.

These results were partially offset by an increase in general, administrative, and other expense associated with the Company's growth during the year.

Other key performance information for the fiscal year ended September 30, 2003, included:

     o Returns on average assets and average stockholders' equity were 1.10% and 13.38%, respectively.

     o Average loans grew $16.1 million or 3.6% and average deposits grew $23.3 million or 7.3% year to year.

     o During the fiscal year, Winton opened its seventh full-service branch location, expanded the mortgage operations area, and opened a new lending office in the eastern Cincinnati market.

     o Common stock repurchases totaled 39,800 shares in fiscal 2003, bringing the total shares repurchased to 40,300.


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Commenting on Winton's operating results for fiscal 2003, Winton Financial's
Chief Executive Officer, Robert L. Bollin, stated, "Winton is proud to report record earnings for fiscal 2003. Our Company was well positioned to capitalize on the volume of mortgage refinancing activity during the past year. Looking ahead, the fiscal 2003 record level of mortgage production will be difficult to sustain due to the recent rise in long-term interest rates and the resulting slowdown in refinancing activity," Mr. Bollin, added.

For the fourth quarter ended September 30, 2003, Winton reported net earnings of $988,000 or $.21 per diluted share, as compared to $1.2 million or $.26 per diluted share for the comparable 2002 quarter. Fourth quarter 2003 earnings represented a $203,000 or 17.0% decline from the 2002 quarter, due primarily to a decline in mortgage banking income and an increase in general, administrative, and other expense related to one-time costs of opening the new full-service branch.

Winton Financial Corporation is publicly traded under the symbol "WFI" on the American Stock Exchange. At September 30, 2003, Winton's total assets were $544.4 million and the book value was $9.71. Winton Savings and Loan Co. operates two lending offices and seven full-service offices in Southwestern Ohio and Southeastern Indiana.

 WINTON FINANCIAL CORPORATION

                       CONSOLIDATED STATEMENTS OF EARNINGS
                        (In thousands, except share data)
                                   (Unaudited)

                                            Twelve months     Three months
                                                ended            ended
                                            September 30,    September 30,
                                            2003     2002     2003    2002
    Interest Income
      Loans                               $30,456  $32,616  $7,390  $7,987
      Mortgage-backed securities              277      279      67      56
      Investment securities                   462      616     152     132
      Interest-bearing deposits and other     449      434      92     128
        Total interest income              31,644   33,945   7,701   8,303
    Interest Expense
      Deposits                              9,505   12,344   2,213   2,814
      Borrowings                            6,891    7,089   1,692   1,798
        Total interest expense             16,396   19,433   3,905   4,612

        Net interest income                15,248   14,512   3,796   3,691

    Provision for losses on loans             605    1,260     150     548
        Net interest income after
          provision for losses on loans    14,643   13,252   3,646   3,143

    Other Income
      Mortgage banking income               3,283    2,311     523     837
      Gain on sale of deposits                -        250     -       -
      Gain on sale of office premises         282      -       -       -
      Gain on sale of investments              97      264     -        40
      Loss on sale of real estate
       acquired
        through foreclosure                   (24)     (11)    (28)    (11)
      Other operating                         777      665     234     182
        Total other income                  4,415    3,479     729   1,048
    General, Administrative and Other
     Expense
      Employee compensation and benefits    5,842    5,211   1,612   1,340
      Occupancy and equipment               1,348    1,082     401     266
      Data Processing                         446      423     110     103
      Franchise Taxes                         440      383     124      97
      Amortization of intangible assets        61       61      15      15
      Advertising                             298      286     102     107
      Other operating                       2,128    1,739     572     523

        Total general, administrative
          and other expense                10,563    9,185   2,936   2,451

        Earnings before federal income
         taxes                              8,495    7,546   1,439   1,740

      Federal income taxes                  2,789    2,523     451     549

        NET EARNINGS                       $5,706   $5,023    $988  $1,191

      BASIC EARNINGS PER SHARE              $1.27    $1.13    $.22    $.27
      DILUTED EARNINGS PER SHARE            $1.23    $1.10    $.21    $.26
      DIVIDENDS PAID PER COMMON SHARE      $.4100   $.3700  $.1025  $.0925

                         WINTON FINANCIAL CORPORATION
                CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
                      (In thousands, except share data)


                                             September 30,      September 30,
                                                    2003               2002
                                               (Unaudited)
    ASSETS

    Cash and due from banks                         $1,848            $1,263
    Interest-bearing deposits in other
      financial institutions                         8,150            10,702
    Investment securities available for
     sale - at market                               21,466            13,095
    Mortgage-backed securities available
     for sale - at market                            2,103               197
    Mortgage-backed securities held to
     maturity - at cost                              4,269             5,761
    Loans receivable - net                         487,480           456,977
    Office premises and equipment - net              6,131             3,571
    Real estate acquired through
     foreclosure                                       846             2,462
    Federal Home Loan Bank stock - at
     cost                                            8,156             7,828
    Accrued interest receivable                      2,571             2,867
    Prepaid expenses and other assets                  786               523
    Intangible assets - net                             97               158
    Prepaid federal income taxes                       501               297

    TOTAL ASSETS                                  $544,404          $505,701

    LIABILITIES AND SHAREHOLDERS' EQUITY

    Deposits                                      $354,296          $332,995
    Advances from FHLB and other
     borrowings                                    138,612           126,427
    Accounts payable on mortgage loans
      serviced for others                              401               675
    Advance payments by borrowers                    2,433             1,830
    Other liabilities                                2,961             2,091
    Deferred federal income taxes                    1,479             1,667

    TOTAL LIABILITIES                              500,182           465,685

    SHAREHOLDERS' EQUITY

    Preferred stock-2,000,000 shares
     without par value authorized;
     no shares issued                                  -                 -
    Common stock - 18,000,000 shares of
      no par value authorized; 4,592,884
       and 4,465,054 shares issued at
       September 30, 2003 and
       September 30, 2002, respectively                 -                 -
    Additional paid-in capital                      11,285            10,321
    Retained earnings - substantially
     restricted                                     33,213            29,360
    Less 40,300 shares of treasury stock-
     at cost                                          (529)               (5)
    Unrealized gain on securities
     designated
      as available for sale, net of tax                253               340

    TOTAL SHAREHOLDERS' EQUITY                      44,222            40,016

    TOTAL LIABILITIES AND
      SHAREHOLDERS' EQUITY                        $544,404          $505,701
